SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                         EXCHANGE ACT OF 1934
                         (AMENDMENT NO.      )

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                          THE RYLAND GROUP, INC.
               --------------------------------------------
               (Name of Registrant as Specified in Charter)

                          THE RYLAND GROUP, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            THE RYLAND GROUP, INC.
                           11000 Broken Land Parkway
                            Columbia, Maryland 21044

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Notice is given that the Annual Meeting of Stockholders of The Ryland Group, Inc. will be held at Ryland's corporate headquarters, Fourth Floor, 11000 Broken Land Parkway, Columbia, Maryland, on April 29, 1998, at 9:00 a.m., Eastern Daylight Time, for the following purposes:
1. To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and shall qualify.
2.   To act upon other business properly brought before the meeting.

  Stockholders of record at the close of business on February 18, 1998, are entitled to vote at the meeting or any adjournment thereof. Please date and sign the enclosed proxy and return it in the accompanying postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by filing with the Secretary of the Corporation an instrument of revocation or a duly executed proxy bearing a later date. Your proxy may also be revoked by attending the meeting and voting in person.

                                        By Order of the Board of Directors

                                        /s/Timothy J. Geckle

                                        Timothy J. Geckle
                                        Secretary


March 10, 1998



                            PROXY STATEMENT

  The enclosed proxy is being solicited by The Ryland Group, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders on April 29, 1998. This Proxy Statement and proxy are first being distributed to stockholders on approximately March 10, 1998. The Annual Report of the Corporation for the year ended December 31, 1997, including financial statements and accompanying notes, is enclosed with this Proxy Statement. A proxy may be revoked by the stockholder at any time prior to its exercise by filing with the Secretary of the Corporation an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

  The election of Directors requires a plurality of the votes cast with a quorum present. For the election of Directors, abstentions and broker non-votes are not votes cast and have no effect on the plurality vote required.

  The Corporation may solicit proxies by mail, personal interview or telephone by officers and other management employees of the Corporation, who will receive no additional compensation for their services. The cost of solicitation of proxies is borne by the Corporation. Arrangements will be made by the Corporation for the forwarding to beneficial owners, at the Corporation's expense, of soliciting materials by brokerage firms and others.

  Only stockholders of record at the close of business on February 18, 1998, are entitled to vote at the meeting or any adjournment thereof. The only outstanding securities of the Corporation entitled to vote at the meeting are shares of Common Stock and shares of ESOP Series A Convertible Preferred Stock. The holders of Preferred Stock vote together with the holders of Common Stock as one class. There were 14,790,877 shares of Common Stock outstanding as of the close of business on February 18, 1998. There were 502,833 shares of Preferred Stock outstanding as of the close of business on February 18, 1998. Neither Common Stock nor Preferred Stock have cumulative voting rights. Holders of Common Stock and Preferred Stock are entitled to one vote per share on all matters.
                                    2

                            ELECTION OF DIRECTORS

  All Directors (nine in number) are proposed for election to hold office until the next Annual Meeting of Stockholders and until the election and qualification of their successors. The proxies solicited, unless directed to the contrary, will be voted FOR the nine persons named below.

  Management has no reason to believe that any nominee is unable or unwilling to serve as a Director; but if that should occur for any reason, the proxy holders reserve the right to vote for another person of their choice.

Name, Age and
Year in which
First Elected             Principal Occupation for Five Prior Years
a Director                and Other Information
--------------            -----------------------------------------
R. Chad Dreier            Chairman of the Board of Directors, President and
50 (1993)                 Chief Executive Officer of the Corporation;
                          Executive Vice President and Chief Financial Officer of Kaufman and Broad Home Corporation until 1993.

James A. Flick, Jr.       President, Chief Executive Officer and Director of
63 (1990)                 Dome Corporation (real estate development and
                          management services); Executive Vice President of Legg Mason Wood Walker, Inc. (investment firm) until
                          1994; Director of Forensic Technologies
                          International Corporation; Capital One Financial
                          Corporation; Bethlehem Steel Credit Affiliates; and
                          Youth Services International, Inc.

Robert J. Gaw             Executive Vice President of the Corporation and
64 (1967)                 President of Ryland Mortgage Company until 1996;
                          Director of Columbia Bank; Howard Business Ventures;
                          and Mac-O-Cheek, Inc.

Leonard M. Harlan         President of Castle Harlan, Inc. (private merchant-
61 (1984)                 banking firm); President of Castle Harlan Partners
                          II, G.P., Inc. (corporate buyout fund); President of
                          Castle Harlan Partners III, G.P., Inc.; General
                          Partner of Legend Capital Group, L.P. (corporate buyout fund); Chairman of the Harlan Company until 1996; Director of Matrix Global Investments, Inc.;
                          and Tradesco Molding, Ltd.

L. C. Heist               President and Chief Operating Officer of Champion
66 (1989)                 International Corporation (forest products) until
                          1996; Director of Champion International
                          Corporation; Greenwich Bank and Trust Co.; and The
                          Lyman Farm, Inc.

William L. Jews           President and Chief Executive Officer of CareFirst,
46 (1994)                 Inc.; President and Chief Executive Officer of Blue
                          Cross Blue Shield of Maryland, Inc., until 1998;
                          President and Chief Executive Officer of Dimensions
                          Health Care until 1993; Director of Crown Central
                          Petroleum Corp.; Federal Reserve Bank of Richmond;
                          and MuniMae.

William G. Kagler         Chairman of the Executive Committee and member of
65 (1985)                 the Board of Directors of Skyline Chili, Inc., until
                          1995; Chairman of the Board of Directors and Chief
                          Executive Officer of Skyline Chili, Inc., until
                          1994; Director of Fifth Third Bankcorp and Union
                          Central Life Insurance Co.

Charlotte St. Martin      Executive Vice President of Loews Hotels; President
52 (1996)                 and Chief Executive Officer of Loews Anatole Hotel
                          until 1995; Director of Gibson Greetings, Inc.

John O. Wilson            Executive Vice President and Chief Economist of
59 (1987)                 Bank of America Corporation; Director of Calpine
                          Corporation.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED ABOVE. THE ELECTION OF THE NOMINEES REQUIRES A PLURALITY OF THE VOTES CAST WITH A QUORUM PRESENT.

                                         3


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the knowledge of the Corporation, the only beneficial owners of more than 5 percent of the outstanding shares of Common Stock, as of February 18, 1998, were:

                                     Amount and Nature
Name and Address                   of Beneficial Ownership    Percent of Class
----------------                   -----------------------    ----------------
The Prudential Insurance Company        1,518,525 (1)             10.3
   of America
751 Broad Street
Newark, NJ 07102-3777

Tweedy, Browne Company L.P.             1,505,676 (2)             10.2
52 Vanderbilt Avenue
New York, NY 10017

Franklin Resources, Inc.                1,112,000 (3)              7.5
777 Mariners Island Boulevard
San Mateo, CA 94404

Dimensional Fund Advisors Inc.            924,764 (4)              6.3
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Barclays Global Investors, N.A.           748,721 (5)              5.1
45 Fremont Street
San Francisco, CA 94105

(1) According to Schedule 13G dated February 10, 1998, filed with the Securities and Exchange Commission, 4,500 of these shares are owned with sole voting and dispositive power, and 1,514,025 of these shares are owned with shared voting and dispositive power.

(2) According to Schedule 13D dated April 11, 1997, filed with the Securities and Exchange Commission, 1,374,780 of these shares are owned with sole voting power, and 1,505,676 of these shares are owned with shared dispositive power.

(3) According to Schedule 13G dated January 30, 1998, filed with the Securities and Exchange Commission, 878,000 of these shares are owned with sole voting power and 1,112,000 of these shares are owned with sole dispositive power.

(4) According to Schedule 13G dated February 6, 1998, filed with the Securities and Exchange Commission, 637,800 of these shares are owned with sole voting power and 924,764 of these shares are owned with sole dispositive power.

(5) According to Schedule 13G dated February 13, 1998, filed with the Securities and Exchange Commission, 745,621 of these shares are owned with sole voting power, and 748,721 of these shares are owned with sole dispositive power.

The Corporation's Retirement Savings Opportunity Plan is the beneficial owner of 502,833 shares of ESOP Series A Convertible Preferred Stock representing 100 percent of the outstanding shares of Preferred Stock of the Corporation. All of these shares are owned with shared voting and shared dispositive power. The address of the Retirement Savings Opportunity Plan is c/o Vanguard Fiduciary Trust Company, 100 Vanguard Boulevard, Malvern, PA 19355.

                                  4


The following table sets forth, as of February 18, 1998, the number of shares of Common Stock of the Corporation beneficially owned by the Directors of the Corporation, nominees for Director, each of the executive officers named in the Summary Compensation Table, and by the Directors and executive officers as a group:

                                                          Number of Shares
     Name                                               Beneficially Owned (1)
----------------                                       -----------------------
R. Chad Dreier                                                   391,684
James A. Flick, Jr.                                               11,750
Robert  J. Gaw                                                   142,301
Leonard M. Harlan                                                  6,100
L. C. Heist                                                       13,600
William L. Jews                                                    5,000
William G. Kagler                                                 15,100
Charlotte St. Martin                                               2,000
John O. Wilson                                                     9,100
Michael D. Mangan                                                 70,596
John M. Garrity                                                   24,018
Frank J. Scardina                                                 38,320
Kipling W. Scott                                                  36,109
Directors and executive officers as a group (15 persons)         798,248

(1)With the exception of Mr. Dreier, no other Director, nominee or executive officer beneficially owns more than 1 percent of the Corporation's outstanding Common Stock. Mr. Dreier beneficially owns 2.6 percent of the outstanding Common Stock of the Corporation. Directors, nominees and executive officers as a group beneficially own 5.4 percent of the outstanding Common Stock of the Corporation. All of the shares in the table are owned individually with sole voting and sole dispositive power.

   Includes shares subject to stock options which may be exercised within 60 days of February 18, 1998, as follows: Mr. Dreier, 259,600 shares; Mr. Flick, 5,100 shares; Mr. Gaw, 72,500 shares; Mr. Harlan, 5,100 shares; Mr. Heist, 5,100 shares; Mr. Jews, 4,000 shares; Mr. Kagler, 5,100 shares; Ms. St. Martin, 2,000 shares; Mr. Wilson, 5,100 shares; Mr. Mangan, 64,800 shares; Mr. Garrity, 21,550 shares; Mr. Scardina, 32,750 shares; Mr. Scott, 32,150 shares; and Directors and executive officers as a group, 542,625 shares.

   Includes shares subject to restricted stock units as follows: Mr. Dreier, 65,203 shares; Mr. Mangan, 1,982 shares; Mr. Garrity, 1,223 shares; Mr. Scardina, 1,334 shares; Mr. Scott, 1,112 shares; and executive officers as a group, 72,800 shares.

   Does not include shares of ESOP Series A Convertible Preferred Stock which have been allocated to participants' accounts under the Corporation's Retirement Savings Opportunity Plan as follows: Mr. Dreier, 733 shares; Mr. Mangan, 686 shares; Mr. Garrity, 610 shares; Mr. Scardina, 735 shares; Mr. Scott, 604 shares; and executive officers as a group, 4,577 shares.

                                     5


                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

  During 1997, the Board of Directors held five meetings. All Directors attended at least 75 percent of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 1997, with the exception of Mr. Kagler. The Board of Directors of the Corporation has Audit, Compensation, Finance and Nominating and Governance Committees.

  The Audit Committee of the Board of Directors is composed of Messrs. Gaw, Jews and Ms. St. Martin. The Audit Committee reviews the Corporation's financial statements and reports, the audit services provided by the Corporation's independent public accountants and the reports of the Corporation's internal auditors. During 1997, three meetings of the Audit Committee were held.

  The Compensation Committee of the Board of Directors determines or recommends the amount and form of compensation awarded and paid to executive officers and key employees of the Corporation as well as awards and distributions under the Corporation's compensation plans. Messrs. Flick, Heist, Jews, Kagler and Ms. St. Martin serve as its members. During 1997, the Compensation Committee held four meetings.

  The Finance Committee of the Board of Directors is composed of Messrs. Gaw, Harlan and Wilson. The Finance Committee reviews and monitors the financial plans and capital structure of the Corporation. There were three meetings of the Finance Committee during 1997.

  The Nominating and Governance Committee recommends to the Board of Directors candidates to fill vacancies on the Board and makes recommendations about the composition of the Board's committees. Messrs. Flick, Harlan, Heist and Kagler are the members of the Nominating and Governance Committee, which held four meetings during 1997. The Nominating and Governance Committee will consider nominees suggested by stockholders for election to the Board of Directors. Recommendations by stockholders are forwarded to the Secretary of the Corporation and should identify the nominee by name and provide information about the nominee's background and experience.


                      COMPENSATION OF DIRECTORS

  Each Director who is not an employee receives an annual fee of $25,000; half of this amount is paid in cash and half is paid in the Corporation's Common Stock. Each non-employee Director is paid an additional $1,000 in cash for each meeting attended of the Board of Directors and of committees of the Board of Directors, with the exception of the Committee Chairperson who is paid $1,250 in cash. A Director may elect to have all or any part of the fees deferred under the Corporation's Executive and Director Deferred Compensation Plan. Under this Plan, amounts elected to be deferred are not included in a Director's gross income for income tax purposes until actually distributed to the Director. Directors who are employees of the Corporation do not receive additional compensation for service on the Board of Directors. During 1997, the Corporation donated $5,000 to charitable organizations designated by each Director.

  The Corporation maintains a Non-Employee Director Equity Plan pursuant to which non-employee Directors receive stock options. On December 31, 1997, the Corporation granted each non-employee Director an option to purchase 1,000 shares of Common Stock at an exercise price of $23.50 per share. The exercise price was the market price of the Common Stock on the date of grant. Stock options fully vest and become exercisable six months after the date of grant. Options are not exercisable after 10 years from the date of grant or three years after the date of termination of service on the Board of Directors.

                                    6


        1997 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is comprised of five independent, non-employee directors. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of stockholder interests. The Compensation Committee also reviews and approves all salary arrangements and other compensation for executive officers, including the Chief Executive Officer, evaluates executive performance and considers related matters.

  The Corporation's mission is to become a leader in the homebuilding industry, optimize the strength of its mortgage operations and maximize stockholder value. To accomplish these objectives, the Corporation is pursuing a comprehensive business strategy that emphasizes earnings per share and return on stockholders' equity. The Compensation Committee is committed to implementing a compensation program which furthers the Corporation's mission. This program adheres to the following compensation policies which are intended to facilitate the achievement of the Corporation's business strategies:

      -All executive officers', including the Chief Executive Officer's, compensation programs should emphasize the relationship between pay and performance by including variable, at-risk compensation that is dependent upon the level of success in meeting specified financial and operational goals.

      -A significant portion of total compensation should be comprised of equity-based pay opportunities. Encouraging a personal proprietary interest provides a close identification with the Corporation and aligns executive officers' interests with those of stockholders. This promotes a continuing focus on building profitability and stockholder value.

      -Compensation opportunities should enhance the Corporation's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives upon whom the successful operation and management of the Corporation depend.


COMPONENTS OF COMPENSATION

  The Compensation Committee relates total compensation levels for the Corporation's Chief Executive Officer and other executive officers to the compensation paid to executives of a peer group of companies. This peer group is comprised of large national homebuilding companies, which include many of the same companies which comprise the Dow/Home Construction Index in the Performance Graph included in this Proxy Statement. However, the Compensation Committee believes that the Corporation's competitors for executive talent also include other companies not included in this Index. Therefore, the Committee also reviews general industry survey data on companies of comparable revenue size and reviews and approves the selection of companies used for compensation comparison purposes.

  The key elements of the Corporation's executive compensation program are base salary, annual incentives and long-term incentive compensation. These key elements are addressed separately below. In determining each component of compensation, the Compensation Committee considers all elements of an executive's total compensation package.


BASE SALARY

  The Compensation Committee regularly reviews each executive's base salary. Base salaries are targeted at median competitive levels and are adjusted by the Compensation Committee to recognize varying levels of responsibility, experience and breadth of knowledge, internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on the Compensation Committee's judgement of sustained levels of individual contribution to the Corporation.

  Effective December 22, 1997, Mr. Dreier, Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation, received a 6.87 percent increase in base salary from $655,000 to $700,000 in recognition of the progress made by the Corporation during 1997 toward strengthening its financial condition and improving its profitability.

                                   7


ANNUAL INCENTIVES

  The annual incentive program promotes the Corporation's pay-for-performance philosophy by providing the Chief Executive Officer and other executive officers with direct financial incentives in the form of annual cash bonuses to achieve corporate, business unit and, in some cases, individual performance goals. Annual bonus opportunities allow the Corporation to communicate specific goals that are of primary importance during the coming year and to motivate executives to achieve these goals.

  Bonus opportunities are set at median competitive levels for the peer group of companies. The various bonus plans are designed to incent and reward above-average performance from the executives and their business units.

  Under the terms of his employment agreement, as in effect for 1997, Mr. Dreier was eligible for an annual bonus equal to 1.0 percent of the consolidated pretax income of the Corporation, as adjusted by the Compensation Committee to eliminate the effect of unusual items. For 1997, the Compensation Committee increased Mr. Dreier's annual incentive payout by $100,000 based on a subjective judgment of executive performance.

  Eligible executives on the corporate staff are assigned maximum bonus levels ranging from 50 to 75 percent of base salary. Bonuses are earned based on the extent to which pretax income goals established at the beginning of the year are achieved. Executives in the Corporation's homebuilding and mortgage operations receive bonuses based on a percentage of the pretax earnings of their business units, with no minimum or maximum bonus amounts.


LONG-TERM INCENTIVES

  In keeping with the Corporation's commitment to provide a total compensation package which includes at-risk components, long-term incentive compensation comprises a significant portion of the value of an executive's total compensation package.

When awarding long-term incentives, the Compensation Committee considers an executive's level of responsibility, prior compensation experience, historical award data, individual performance criteria and the compensation practices at peer group companies. Long-term incentives are in the form of stock options, restricted stock units and cash.


  STOCK OPTIONS

  Stock options are granted at an option price which is the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates. This design focuses executives on the creation of stockholder value over the long term. The size of the award can be adjusted based on individual factors and historical award data.

  On January 2, 1997, Mr. Dreier received options to purchase 40,000 shares of the Common Stock of the Corporation at an exercise price of $13.50 per share and on January 29, 1997, he received options to purchase 150,000 shares at an exercise price of $12.75 per share. This stock option grant was determined based on the median competitive levels for chief executive officers of peer group companies.


  TRG INCENTIVE PLAN

  The TRG Incentive Plan provides for awards of cash and restricted stock units based on the Corporation's financial performance during the year. Each year, the Compensation Committee establishes maximum award levels for each executive officer based on a percentage of the executive's base salary. Executives earn restricted stock units and cash based on the extent to which pre-established financial goals are achieved by the Corporation. Awards are payable one-half in restricted stock units and one-half in cash, with vesting occurring over three years.

  The Compensation Committee believes that the TRG Incentive Plan provides executives with an immediate link to the interest of stockholders, focuses them on company-wide performance and provides incentives that are longer-term than annual bonuses but less remote than retirement benefits. The Compensation Committee believes that the TRG Incentive Plan will enhance the Corporation's ability to maintain a stable executive team focused on the Corporation's long-term success.

  For 1997, the Compensation Committee designated return on stockholders' equity as the performance measure for purposes of the TRG Incentive Plan. Based on the Corporation's performance in 1997, the Compensation Committee determined the TRG Incentive Plan awards for 1997 would be paid at 56 percent.

  A target award value of 100 percent of base salary was established by the Compensation Committee for Mr. Dreier for 1997. Based on the Corporation's performance in 1997, Mr. Dreier received an award of restricted stock units and cash valued at $366,800 or 56 percent of base salary.

                                   8


RETIREMENT PLANS

  The Corporation does not sponsor a defined benefit retirement plan but does provide executives with the ability to accumulate retirement assets through defined contribution plans. Executive officers participate in the Corporation's Retirement Savings Opportunity Plan up to the statutory limits. Because of these statutory limits, the Corporation also offers executive officers the ability to defer additional pay and receive corresponding company-matching contributions through the Executive and Director Deferred Compensation Plan.

  For 1997, earnings credited to deferrals under the Executive and Director Deferred Compensation Plan were based on the six investment choices offered pursuant to the Plan or the Corporation's interest rate on senior subordinated debt plus 1 percent.


POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

  It is the policy of the Compensation Committee to continually evaluate the qualification of compensation for exclusion from the $1 million limitation on corporate tax deductions under Internal Revenue Code 162(m) as well as other sections of the Internal Revenue Code, while maintaining flexibility to take actions which it deems to be in the interest of the Corporation and its stockholders which may not qualify for tax deductibility.


CONCLUSION

  The Compensation Committee believes these executive compensation policies and programs serve the interests of stockholders and the Corporation effectively. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Corporation's overall future success, thereby enhancing the value of the Corporation for the stockholders' benefit.

  The Compensation Committee will continue to monitor the effectiveness of the Corporation's total compensation program to meet the current and future needs of the Corporation.

  Compensation Committee of the Board of Directors
    L.C. Heist, Chairman
    James A. Flick, Jr.
    William L. Jews
    William G. Kagler
    Charlotte St. Martin

                                       9


                            SUMMARY COMPENSATION TABLE

                                             Annual Compensation
                                             --------------------
                                                                  Other
                                                                  Annual
Name and Principal Position       Year    Salary     Bonus(a)  Compensation(b)
---------------------------       ----    ------     --------  ---------------
Mr. Dreier -                      1997   $655,000   $586,943       $  7,291
Chairman of the Board  of         1996   $630,000   $197,978       $ 71,182
Directors, President and Chief    1995   $600,000   $166,577       $  6,082
Executive Officer of The
Ryland Group, Inc.

Mr. Mangan -                      1997   $312,000   $280,590       $      0
Executive Vice President and      1996   $300,000   $123,525       $ 66,635
Chief Financial Officer of        1995   $275,000   $ 73,666       $195,814
The Ryland Group, Inc.

Mr. Garrity -                    1997    $220,000   $271,994       $      0
Senior Vice President of The     1996    $210,000   $ 77,181       $      0
Ryland Group, Inc.; President    1995    $200,000   $ 87,911       $  9,100
of the South Region

Mr. Scardina -                   1997    $240,000   $393,747       $      0
Senior Vice President of The     1996    $230,000   $126,278       $      0
Ryland Group, Inc.; President    1995    $198,654   $155,968       $      0
of the West Region

Mr. Scott -                      1997    $209,231   $224,193       $ 16,960
Senior Vice President of The     1996    $190,000   $128,100       $      0
Ryland Group, Inc.; President    1995    $172,308   $ 10,334       $      0
of the North Region

                                         Long-Term Compensation
                                         ----------------------
                                               Awards
                                        -----------------------
                                        Restricted  Securities
                                           Stock    Underlying    All Other
Name and Principal Position       Year    Awardsc    Options   Compensation(d)
---------------------------       ----    ------    --------  ----------------
Mr. Dreier -                      1997   $701,646    190,000       $199,642
Chairman of the Board  of         1996   $      0     40,000       $ 44,542
Directors, President and Chief    1995   $ 64,554     40,000       $124,618
Executive Officer of The
Ryland Group, Inc.

Mr. Mangan -                      1997   $ 46,577     20,000       $ 78,119
Executive Vice President and      1996   $      0     20,000       $ 21,305
Chief Financial Officer of        1995   $ 23,674     20,000       $166,715
The Ryland Group, Inc.

Mr. Garrity -                    1997    $ 28,741     15,000       $ 47,401
Senior Vice President of The     1996    $      0     10,000       $ 17,321
Ryland Group, Inc.; President    1995    $ 12,908     10,000       $ 76,337
of the South Region

Mr. Scardina -                   1997    $ 31,349     15,000       $ 54,097
Senior Vice President of The     1996    $      0     10,000       $ 22,698
Ryland Group, Inc.; President    1995    $ 11,294     10,000       $ 31,161
of the West Region

Mr. Scott -                      1997    $ 26,132     15,000       $ 93,895
Senior Vice President of The     1996    $      0     10,000       $ 11,526
Ryland Group, Inc.; President    1995    $ 10,318     10,000       $ 23,948
of the North Region

(a) Includes bonuses for 1997, 1996 and 1995 which were paid in 1998, 1997 and 1996, respectively.
      Includes for 1997 and 1995, the dollar value of the initial vested portion of cash and restricted stock unit awards under the TRG Incentive Plan as follows: Mr. Dreier 1997 - $122,253, 1995 - $64,547; Mr. Mangan 1997 -
$46,590, 1995 - $23,666; Mr. Garrity 1997 - $28,737, 1995 - $12,911; Mr.
Scardina 1997 - $31,358, 1995 - $11,298; and Mr. Scott 1997 - $26,132, 1995 -
$10,334.

(b) Includes gross-up adjustments for taxes on relocation reimbursements as follows: Mr. Dreier 1996 - $66,083; Mr. Mangan 1996 - $66,635, 1995 -
$45,814; Mr. Garrity 1995 - $9,100; and Mr. Scott 1997 - $16,960.  Mr. Mangan
was paid a bonus of $150,000 in 1995 to compensate him for benefits lost upon resignation from his previous employment to join the Corporation. Also includes Medicaid taxes and gross-up adjustments paid to Mr. Dreier for vested restricted stock units as follows: 1997 - $7,291, 1996 - $5,099, 1995 -
$6,082.

(c) Amounts for 1997 and 1995 include restricted stock units awarded under the TRG Incentive Plan. The value of the restricted stock units for 1997 is based on the $23.50 closing price of the Corporation's Common Stock on the determination date of December 31, 1997. The value of the restricted stock units for 1995 is based on the $14.00 closing price of the Corporation's Common Stock on the determination date of December 31, 1995. The restricted stock units awarded under the TRG Incentive Plan vest one-third per year over three years. Holders of restricted stock units are entitled to quarterly dividend equivalent payments if the Corporation pays dividends on its Common Stock.
      Mr. Dreier was awarded 45,000 restricted stock units by the Corporation in 1997. The value of the restricted stock units, which is included as 1997 compensation, was based upon the $12.875 closing price of the Corporation's Common Stock on the date of grant. The units vest, and shares of Common Stock are delivered to Mr. Dreier in two annual installments of 15,000 and 30,000 shares on November 1, 1999, and November 1, 2000, respectively. Mr. Dreier is entitled to all regular quarterly dividend equivalent payments on the restricted stock units in the amount and to the extent dividends are paid by the Corporation on its Common Stock.
      At December 31, 1997, the number and value of restricted stock units held by named executive officers were as follows: Mr. Dreier - 65,203 units, $1,532,271; Mr. Mangan - 1,982 units, $46,577; Mr. Garrity - 1,223 units,
$28,741; Mr. Scardina - 1,334 units, $31,349; and Mr. Scott - 1,112 units,
$26,132.

(d) Includes the Corporation's contributions to the Retirement Savings Opportunity Plan and the Executive and Director Deferred Compensation Plan:
Mr. Dreier 1997 - $51,178, 1996 - $43,923, 1995 - $55,166; Mr. Mangan 1997 -
$26,092, 1996 - $20,999, 1995 - $17,325; Mr. Garrity 1997 - $17,831, 1996 -
$17,100, 1995 - $11,999; Mr. Scardina 1997 - $21,977, 1996 - $22,480, 1995 -
$19,187; and Mr. Scott 1997 - $20,240, 1996 - $11,400, 1995 - 13,185; earnings on the Executive and Director Deferred Compensation Plan: Mr. Dreier 1997 - $23,056, 1995 - $2,298; and Mr. Mangan 1997 - $4,614, 1996 - $132; the value of term life insurance paid under the Corporation's split dollar life insurance plan: Mr. Dreier 1997 - $1,905, 1996 - $619, 1995 - $505; Mr.
Mangan 1997 - $354, 1996 - $174, 1995 - $96; Mr. Garrity 1997 - $563, 1996 -
$221, 1995 - $120; Mr. Scardina 1997 - $532, 1996 - $218, 1995 - $177; and Mr.
Scott 1997 - $283, 1996 - $126, 1995 - $96; deferred cash and earnings under the TRG Incentive Plan: Mr. Dreier 1997 - $123,503, 1995 - $66,649; Mr. Mangan 1997 - $47,059, 1995 - $23,736; Mr. Garrity 1997 - $29,007, 1995 - $12,970;
Mr. Scardina 1997 - $31,588, 1995 - $11,797; and Mr. Scott 1997 - $26,332,
1995 - $10,667; and reimbursements for relocation expenses: Mr. Mangan 1995 - $125,558; Mr. Garrity 1995 - $51,248; and Mr. Scott 1997 - $47,040.

                                 10


EMPLOYMENT AGREEMENTS

  On January 28, 1997, the Corporation entered into an employment agreement with Mr. Dreier for a period of four years beginning January 1, 1997. It provides for one-year extensions subject to a right of termination upon notice at least 180 days prior to the end of the agreement's term. Under the agreement, Mr. Dreier will receive a base salary of at least $655,000 per year and is eligible for an annual cash bonus equal to 1.0 percent of the adjusted consolidated pretax income of the Corporation. Mr. Dreier also received a stock option grant of 150,000 shares of the Corporation's Common Stock at $12.75 per share, vesting in three annual installments of 50,000 shares beginning January 29, 1998. Mr. Dreier was also granted 45,000 restricted stock units that vest and are paid in the amount of 15,000 shares of Common Stock on November 1, 1999, and 30,000 shares of Common Stock on November 1, 2000. If Mr. Dreier's employment is terminated without "cause," Mr. Dreier receives salary and benefits for the remaining term of the agreement or 18 months, whichever is greater, and a bonus payment for the year of termination. In the event of a termination of Mr. Dreier's employment within three years of a "change-in-control" of the Corporation, he receives a payment equal to three times his highest annual salary and bonus, accelerated vesting under benefit plans of the Corporation, and relocation and outplacement assistance.

  In September 1995, the Corporation entered into an employment agreement with Mr. Mangan for an initial period of three years beginning September 18, 1995. The agreement provides for one-year extensions subject to a right of termination upon notice at least three months prior to the end of the agreement's term. Under the agreement, Mr. Mangan will receive a base salary of at least $312,000 per year and an annual cash bonus with a target award of 75 percent of his base salary. If Mr. Mangan's employment is terminated without "cause," Mr. Mangan receives salary and benefits for the remaining term of the agreement or 18 months, whichever is greater, and a prorated bonus payment for the year of termination. In the event of a termination of Mr. Mangan's employment within three years of a "change-in-control" of the Corporation, he receives a payment equal to three times his highest annual salary and bonus, accelerated vesting under benefit plans of the Corporation, and relocation and outplacement assistance.

  The Corporation has senior executive severance agreements pursuant to which, upon termination of employment within three years of a "change-in-control" of the Corporation, certain executive officers, including Messrs. Garrity, Scardina, and Scott, receive a cash payment equal to two times the highest annual compensation paid during the three years prior to termination, accelerated vesting under benefit plans of the Corporation, and relocation and outplacement assistance.

                                     11


                       STOCK OPTION GRANTS IN 1997

                           Number of          Percent of Total       Exercise
                    Securities Underlying    Options Granted to        Price
Name                 Options Granted(a)       Employees in 1997      ($/Share)
----------          ---------------------    ------------------      ---------
Mr. Dreier                 40,000                   6.5               $13.50
                          150,000                  24.2               $12.75
Mr. Mangan                 20,000                   3.2               $13.50
Mr. Garrity                15,000                   2.4               $13.50
Mr. Scardina               15,000                   2.4               $13.50
Mr. Scott                  15,000                   2.4               $13.50

                                             Potential Realizable Value
                                             at Assumed Annual Rates of
                                              Stock Price Appreciation
                                               for 10-Year Option Term
                      Expiration
Name                    Date                     5%              10%
----------           -----------             -----------     -----------
Mr. Dreier              1/02/07               $  339,603     $  860,621
                        1/29/07               $1,202,761     $3,048,032
Mr. Mangan              1/02/07               $  169,802     $  430,310
Mr. Garrity             1/02/07               $  127,351     $  322,733
Mr. Scardina            1/02/07               $  127,351     $  322,733
Mr. Scott               1/02/07               $  127,351     $  322,733


(a) These stock options are exercisable at a rate of 33, 33 and 34 percent per year beginning on the first anniversary of the date of grant.


                 AGGREGATED STOCK OPTION EXERCISES IN 1997
                      AND YEAR-END STOCK OPTION VALUES

                      Shares Acquired          Value
Name                    on Exercise           Realized
------------          ----------------        ---------
Mr. Dreier                    0                 $0
Mr. Mangan                    0                 $0
Mr. Garrity                   0                 $0
Mr. Scardina                  0                 $0
Mr. Scott                     0                 $0

                      Number of Securities           Value of Unexercised
                      Underlying Unexercised         In-the-Money Options
                       Options at Year End               at Year End
                   ---------------------------     ---------------------------
Name               Exercisable   Unexercisable     Exercisable   Unexercisable
------------       -----------   -------------     -----------   -------------
Mr. Dreier           169,600        230,400          $894,500      $2,359,250
Mr. Mangan            44,800         40,200          $419,125      $  373,375
Mr. Garrity           19,900         25,100          $184,562      $  236,687
Mr. Scardina          21,100         25,100          $145,012      $  236,687
Mr. Scott             30,500         25,100          $199,162      $  236,687

                                   12


      COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ON COMMON STOCK
              (Stock Price Appreciation Plus Dividends)

  This chart graphs the Corporation's performance in the form of cumulative total return to stockholders during the previous five years in comparison to the Standard and Poor's 500 Index and the Dow/Home Construction Index. The Dow/Home Construction Index includes the following companies: Pulte Corporation; Centex Corporation; Clayton Homes, Inc.; Kaufman and Broad Home Corporation; Oakwood Homes Corporation; Champion Enterprises, Inc.; Lennar Corporation; and Walter Industries, Inc.

                                Ryland        S&P 500         Dow Home
Year ended December 31,
1992 (a)                         $100          $100             $100
1993                               99           110              127
1994                               77           112               87
1995                               75           153              129
1996                               76           188              124
1997                              135           251              191


(a) Assumes that the value of the Common Stock of the Corporation and the Indices were $100 on January 1, 1993, and that all dividends were reinvested.

                                  13


        SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based upon the Corporation's review of Forms 3, 4 and 5, as well as any amendments submitted to the Corporation during 1997 for any person subject to
Section 16 of the Securities Exchange Act of 1934 (The Exchange Act), Mr. Heist failed to file on a timely basis during 1997 one report required by
Section 16(a) of The Exchange Act for one transaction.


                        STOCKHOLDERS' PROPOSALS

  Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Corporation must be received by the Corporation on or before November 12, 1998, and must comply with the applicable rules of the Securities and Exchange Commission in order to be included in the Corporation's Proxy Statement and proxy relating to the 1999 Annual Meeting of Stockholders. In addition, under the Corporation's bylaws, in order for a shareholder proposal or director nomination to come before the Annual Meeting of Stockholders, proposals and nominations, made in accordance with the bylaws of the Corporation, require appropriate notice to the Corporation of the proposal or nomination not less than 75 days prior to the date of the Annual Stockholders' Meeting. If less than 100 days' notice of the date of the Annual Stockholders' Meeting is given by the Corporation, then the Corporation must receive the notice of nomination or the proposal not later than the close of business on the 10th day following the date the Corporation first mailed the notice or made public disclosure of the meeting. In this regard, notice is given that the 1999 Annual Meeting of Stockholders is expected to be held on the third Wednesday of April in 1999, or on or before the 30th day thereafter, as determined by the Board of Directors in accordance with the Corporation's bylaws.

                              OTHER MATTERS

  If any other business should come before the meeting, the proxy holders will vote according to their discretion.


                                    14



                     PARTICIPANT INSTRUCTION CARD

                         THE RYLAND GROUP, INC.
     Participant Proxy Solicited on Behalf of the Board of Directors
           Annual Meeting of Stockholders - April 29, 1998

  The undersigned participant in The Ryland Group, Inc. Retirement Savings Opportunity Plan acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated March 10, 1998, and hereby instructs Vanguard Fidelity Trust Company, the Trustee, to vote all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at Ryland's corporate headquarters, 4TH Floor, 11000 Broken Land Parkway, Columbia, Maryland, on Wednesday, April 29, 1998, at 9:00 A.M., Eastern Daylight Time, and at any adjournments thereof.

                (Continued and signed on reverse side)

The shares represented by this instruction card, when properly executed, will be voted in accordance with the instructions herein. In the absence of specific instructions, this proxy will be voted FOR the nominees listed below, and in the discretion of the proxies upon other business properly brought before the meeting.

Please mark your votes as indicated in this example     /X/

1.  ELECTION OF DIRECTORS                 FOR all       WITHHOLD AUTHORITY
                                         nominees       for all nominees
                                           / /               / /
Nominees:  Mr. Dreier, Mr. Flick,
Mr. Gaw, Mr. Harlan, Mr. Heist,
Mr. Jews, Mr. Kagler, Ms. St. Martin,
Mr. Wilson

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

-----------------------------------------------

2. In their discretion upon other business as may properly come before the meeting.

Please sign, date and return this proxy promptly in the enclosed postage paid envelope.

Signature                    Signature                         Date
         -------------------          -------------------------    -----------

NOTE: Please sign your name exactly as it appears hereon. If stock is registered in more than one name, each joint owner must sign. When signing as attorney, executor, administrator, guardian or corporate officer, please give your full title as such.




                    THE RYLAND GROUP, INC.
          Proxy Solicited on Behalf of the Board of Directors
           Annual Meeting of Stockholders - April 29, 1998

  The undersigned stockholder of The Ryland Group, Inc. (the "Corporation"), acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated March 10, 1998, and hereby constitutes and appoints R. CHAD DREIER, Chairman of the Board of Directors, and ROBERT J. GAW, and each of them, as true and lawful proxies with full power of substitution, to vote all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at Ryland's corporate headquarters 4TH Floor, 11000 Broken Land Parkway, Columbia, Maryland, on Wednesday, April 29, 1998, at 9:00 A.M., Eastern Daylight Time, and at any adjournments thereof.

                (Continued and signed on reverse side)

This proxy, when properly executed, will be voted in accordance with the instructions herein. In the absence of specific instructions, this proxy will be voted FOR the nominees listed below, and in the discretion of the proxies upon other business properly brought before the meeting.

Please mark your votes as indicated in this example     /X/

1.  ELECTION OF DIRECTORS                 FOR all       WITHHOLD AUTHORITY
                                         nominees       for all nominees
                                           / /               / /
Nominees:  Mr. Dreier, Mr. Flick,
Mr. Gaw, Mr. Harlan, Mr. Heist,
Mr. Jews, Mr. Kagler, Ms. St. Martin,
Mr. Wilson

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

-----------------------------------------------

2. In their discretion upon other business as may properly come before the meeting.

Please sign, date and return this proxy promptly in the enclosed postage paid envelope.

Signature                    Signature                         Date
         -------------------          -------------------------    -----------

NOTE: Please sign your name exactly as it appears hereon. If stock is registered in more than one name, each joint owner must sign. When signing as attorney, executor, administrator, guardian or corporate officer, please give your full title as such.